As filed with the Securities and Exchange Commission on
February 14, 1995
                                        Registration No. 33-_____
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                    ATMOS ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

             Texas                                75-1743247
  (State or other jurisdiction of              (I.R.S. Employer
    corporation or organization)              Identification No.)

    1800 Three Lincoln Centre,
          Suite 1800
       5430 LBJ Freeway
         Dallas, Texas                               75240
(Address of principal executive offices)          (Zip Code)



                   THE ATMOS ENERGY CORPORATION
               OUTSIDE DIRECTORS STOCK-FOR-FEE PLAN
                       (Full Title of Plan)

                                  Copies to:
    DON E. JAMES                       DAN BUSBEE
Senior Vice President and         Locke Purnell Rain Harrell
General Counsel                   (A Professional Corporation)
Atmos Energy Corporation          2200 Ross Avenue, Suite 2200
Three Lincoln Centre, Suite 1800  Dallas, Texas  75201
5430 LBJ Freeway
Dallas, Texas 75240
(Name and address of agent
for service)

(214) 934-9227
(Telephone number, including area code, of agent for service)





                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                               Proposed maximum        Proposed maximum
Title of securities           Amount to be       offering price               aggregate            Amount of
to be registered             registered(a)          per unit(b)       offering price(b)     registration fee
- ------------------------------------------------------------------------------------------------------------
Common Stock, no par value . . .    50,000             $17.0625                $853,125              $294.18
============================================================================================================

(a) Includes such additional shares as may be issued as a result of the antidilution provisions of the Plan.

(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock
     Exchange on February 8, 1995.





                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Atmos Energy Corporation ("Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994; and

     (c) The description of Registrant's Common Stock contained in Registrant's Form 10 (File No. 0-11249) filed with the
Commission on October 28, 1983, Form S-1 (File No. 33-21815) filed with the Commission on May 12, 1988, and Form S-2 (File No.
33-38048) filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Registrant's Common Stock offered hereby has been passed upon for Registrant by the law firm of Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Dan Busbee, a director of Registrant, is a shareholder of Locke Purnell Rain Harrell (A Professional Corporation).





Item 6.  Indemnification of Directors and Officers.

     The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. Article IX of Registrant's Restated Articles of Incorporation and Article IX of Registrant's Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

     The Texas Business Corporation Act also allows corporations, with the approval of its shareholders, to limit the liability of directors under certain circumstances. Article X of Registrant's Restated Articles of Incorporation provides for such limitation of liability to the fullest extent permitted by law.

     Registrant maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The effect of such policy is to indemnify the officers and directors of Registrant against losses incurred by them while acting in such capacities.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The exhibits listed in the accompanying Index to Exhibits are furnished as a part of this Registration Statement.


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act;










               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other







than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 8, 1995.

                                   ATMOS ENERGY CORPORATION


                                   By:/s/Ronald L. Fancher
                                      ---------------------------
                                      Ronald L. Fancher
                                      President and
                                      Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald L. Fancher and James F. Purser, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.










     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                         Date
- ---------                -----                         ----

/s/Charles K. Vaughan    Chairman of the Board February 8, 1995
- -----------------------
Charles K. Vaughan


/s/Ronald L. Fancher     President and         February 8, 1995
- -----------------------  Chief Executive
Ronald L. Fancher        Officer; Director


/s/James F. Purser       Executive Vice President February 8, 1995
- ---------------------    and Chief Financial
James F. Purser          Officer


/s/David L. Bickerstaff  Vice President and    February 8, 1995
- -----------------------  Corporate Controller
David L. Bickerstaff     (Chief Accounting Officer)


/s/Travis W. Bain II     Director              February 8, 1995
- -----------------------
Travis W. Bain II


/s/Dan Busbee            Director              February 8, 1995
- -----------------------
Dan Busbee


/s/Phillip E. Nichol     Director              February 8, 1995
- -----------------------
Phillip E. Nichol


/s/John W. Norris, Jr.   Director              February 8, 1995
- -----------------------
John W. Norris, Jr.


/s/Carl S. Quinn         Director              February 8, 1995
- -----------------------
Carl S. Quinn









/s/Lee E. Schlessman     Director              February 8, 1995
- -----------------------
Lee E. Schlessman


/s/Richard Ware II       Director              February 8, 1995
- -----------------------
Richard Ware II


/s/Dewey G. Williams     Director              February 8, 1995
- -----------------------
Dewey G. Williams















































                        INDEX TO EXHIBITS

   Exhibit
   Number                 Description

   4.1(a)   Restated Articles of Incorporation of Registrant
            (incorporated by reference to Exhibit 3(a) of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1991).

   4.1(b) Articles of Amendment to Restated Articles of Incorporation of Atmos Energy Corporation, dated February 8, 1995.
   4.2 Bylaws of Registrant (Amended and restated as of May 11, 1994) (incorporated by reference to Exhibit 3 of Registrant's Form 10-Q for the quarter ended June 30, 1994).

   4.3      Specimen Common Stock Certificate (Atmos Energy
            Corporation) (incorporated by reference to
            Exhibit 4(b) of Registrant's Annual Report on Form
            10-K (File No. 1-10042) for the fiscal year ended
            September 30, 1988).

   4.4(a) Rights Agreement, dated as of April 27, 1988, between Registrant and The First National Bank of Boston (successor trustee to Morgan Shareholder Services Trust Company) (incorporated by reference to Exhibit 1 of Registrant's Form 8-K (File
            No. 0-11249) filed May 10, 1988).

   4.4(b) Amendment No. 1 to Rights Agreement, dated August 10, 1994 (incorporated by reference to Exhibit 4.3(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

   4.4(c)   Certificate of Adjusted Price, dated August 15, 1994
            (incorporated by reference to Exhibit 4.3(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

   4.5      Atmos Energy Corporation Outside Directors Stock-
            For-Fee Plan.

   5        Opinion of Locke Purnell Rain Harrell.

   15 Letter from Ernst & Young LLP regarding unaudited interim financial information.
   23(a)    Consent of Locke Purnell Rain Harrell (included in
            Exhibit 5).

   23(b)    Consent of Ernst & Young LLP.









   Exhibit
   Number                 Description

   24       Power of Attorney (included on Page 4 of this
            Registration of Statement).
















































